                                                                       EXHIBIT A
                                                                       ---------


                                   AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into as of the 10th day of January 2000, between Fountainhead Development Corp., Inc., a Georgia corporation ("Fountainhead"), and Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood").

                             W I T N E S S E T H:

     WHEREAS, pursuant to a Management Agreement, dated as of January 10, 2000 between the parties hereto (the "Management Agreement"), Ridgewood has agreed to serve as manager of certain hotel and resort properties owned by Fountainhead and set forth on Exhibit A hereto (the "Managed Properties"); and
                 ---------

     WHEREAS, in consideration of payment by Fountainhead to Ridgewood of $10,000 (representing the par value of the Shares (as defined below)) and Fountainhead's agreement to allow Ridgewood to act as the manager of the Managed Properties in accordance with the terms and conditions of the Management Agreement, Ridgewood desires to issue to Fountainhead 1,000,000 shares of the common stock, $.01 par value per share, of Ridgewood;

     NOW, THEREFORE, for and in consideration of the mutual agreements and promises contained herein (the mutuality, adequacy and sufficiency of which are hereby acknowledged) and intending to be legally bound hereby, the parties agree as follows:

     1.   Sale of Stock.  Notwithstanding any provision in the Management
          -------------
Agreement to the contrary, immediately upon execution of the Management Agreement and upon payment by Fountainhead to Ridgewood of $10,000 (representing the par value of the Shares), Ridgewood shall issue to Fountainhead a certificate or certificates representing 1,000,000 shares of its common stock, $.01 par value per share (the "Shares"). Ridgewood represents and warrants that the Shares shall be validly issued, fully paid and non-assessable and free of all liens, claims and restrictions other than restrictions imposed by applicable federal and state securities laws.

     2.   Board of Directors.  In connection with the execution of the
          ------------------
Management Agreement, the Board of Directors of Ridgewood shall take all necessary action to increase the size of the Board by four directors and shall take all necessary action to approve the appointment of four new directors approved by Fountainhead, to take office ten days after the filing with the Securities and Exchange Commission and the delivery to the shareholders of Ridgewood of an information statement pursuant to Section 14f-1 of the Securities Exchange Act of 1934, as amended. Prior to or upon the execution of the Management Agreement, the Board of Directors of Ridgewood shall also take all necessary action to approve the appointment of Donald Panoz as Chief Executive Officer of Ridgewood, Henk Evers as President and Chief Operating Officer of Ridgewood and Sheldon Misher as Secretary of Ridgewood, and the current members of the Board of Directors of Ridgewood shall agree in writing not to take any Board action until the new directors take office. Upon execution of the Agreement, Ridgewood shall deliver to Fountainhead a certificate of the Secretary of Ridgewood.

     3.   Purchase for Investment.  In connection with the issuance of the
          -----------------------
Shares by Ridgewood, Fountainhead represents and warrants that Fountainhead is acquiring the Shares for its own account, to hold for investment, and with no intention of dividing its participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and that Fountainhead shall not make any sale, transfer or other disposition of the Shares in violation of any applicable state securities laws (the "State Acts") or the Securities Act of 1933 as amended (the "1933 Act").

     4.   No Registration.  Fountainhead acknowledges that it has been advised
          ---------------
that the Shares are not being registered under any applicable State Acts on the grounds that this transaction is exempt from registration thereunder, or under the 1933 Act on the grounds that this transaction is exempt from registration under Section 4(2) of the 1933 Act as not involving any public offering, and that reliance by Ridgewood on such exemptions is predicated in part on its representations set forth in this Agreement. In addition, Fountainhead acknowledges that the certificate or certificates received by it shall bear a legend in substantially the following form, in addition to any other legend required by law or otherwise:

          "The securities represented hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities acts and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and any applicable state securities acts with respect to such securities is effective or unless the Company is in receipt of an opinion of counsel satisfactory to it to the effect that such securities may be sold without registration under the Acts and such state acts."

     5.   Securities Laws.  Ridgewood may refuse to permit Fountainhead to sell,
          ---------------
transfer or dispose of the Shares unless there is in effect a registration statement under any applicable State Acts and the 1933 Act covering such transfer or Fountainhead furnishes an opinion of counsel, reasonably satisfactory to counsel for Ridgewood, to the effect that such registration is not required and also agrees that stop transfer instructions will be noted on the appropriate records of Ridgewood or given to Ridgewood's transfer agent.

     6.   Limitations.  Representatives of Fountainhead have carefully read this
          -----------
Agreement and discussed its requirements and other applicable limitations upon Fountainhead's resale of the Shares with counsel and, to the extent necessary, counsel for Ridgewood, and has had an opportunity to ask questions and receive answers about Ridgewood and to obtain additional information for verification purposes.

     7.   No Obligation to Register.  Fountainhead understands that Ridgewood is
          -------------------------
under no obligation to register the Shares or take any other action necessary in order to make compliance with an exemption from registration available, except as provided in the Management Agreement.

     8.   No Public Solicitation.  Fountainhead acknowledges and agrees that it
          ----------------------
has received no public solicitation or advertisement concerning an offer to sell the Shares.

     9.   High Degree of Risk.  Fountainhead acknowledges and understands that
          -------------------
the purchase of the Shares involves a high degree of risk and acknowledges that it is able to bear the economic risk of its investment in the Shares.

     10.  Accredited Investor.  Fountainhead acknowledges that it is an
          -------------------
"accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

     11.  Access to Information.  Fountainhead acknowledges that it has either
          ---------------------
been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning Ridgewood, its business and the Shares so that as a reasonable investor, it has been able to make an informed decision to purchase the Shares. In determining to proceed with this investment, Fountainhead has relied solely on the results of its independent investigation with respect to the Shares, Ridgewood and upon the representations and statements of Ridgewood set forth herein. Such representations and statements by Ridgewood constitute the sole and exclusive representations, warranties, covenants and statements of Ridgewood and its officers, directors, shareholders and other affiliates to it in connection with this investment.

     12.  Validity and Enforceability.  Ridgewood has all necessary corporate
          ---------------------------
power and authority, and has taken all action required, to execute, deliver and perform this Agreement and the Management Agreement and sell and deliver the Shares. This Agreement, the Management Agreement and all other documents and instruments executed by Ridgewood pursuant hereto, when delivered, are and will be duly authorized, valid and binding obligations of Ridgewood, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and equitable principles. The sale of the Shares by Ridgewood in accordance herewith is not subject to preferential rights or similar statutory or contract rights that have not heretofore been waived and does not give rise to any rights or obligations to third parties arising pursuant to any agreement or instruments to which Ridgewood is a party or which are otherwise binding on Ridgewood.

     13.  Litigation.  Except as set forth on Schedule 13, there is no action,
          ----------                          -----------
suit, proceeding or investigation pending or, to Ridgewood's knowledge, threatened against Ridgewood that might call into question the validity of, or hinder the enforceability or performance of, this Agreement or the Management Agreement or the validity of the Shares, or any action taken or to be taken pursuant hereto. Ridgewood is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency by which Ridgewood is bound that might affect the Shares.

     14.  No Violations.  Neither the execution, delivery and performance by
          -------------
Ridgewood of this Agreement, the Management Agreement and any documents or instruments delivered, executed and performed in connection herewith, the consummation of the transactions contemplated hereby (including the sale and delivery of the Shares), nor the compliance with the provisions hereof will violate any provision of law, or any order of any court or other agency of government or indenture, agreement or other instrument to which Ridgewood is bound, or result in the creation or imposition of any lien, charge or security interest upon any of the Shares.

     15.  Material Adverse Change.  Except as set forth on Schedule 15, since
          -----------------------                          -----------
September 30, 1999, Ridgewood has conducted its business only in the ordinary course of business, and there has not been any material adverse change in the business, financial condition, operations, affairs, properties, assets or results of operations of Ridgewood or any of its subsidiaries.

     16.  SEC Filings.  All of the documents (the "SEC Documents") filed by
          -----------
Ridgewood with the Securities and Exchange Commission (the "Commission") in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (collectively, the "Securities Acts"), and all information supplied by Ridgewood to Purchaser in connection with any and all securities filings required by the consummation of the transactions contemplated hereby, conformed in all material respects to the requirements of the Securities Acts and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     17.  Derivative Action.  The status of the derivative action against
          -----------------
Ridgewood styled as Strassburger v. Early et al. is as set forth on Schedule 17
                    ----------------------------                    -----------
hereto.

     18.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained in this Agreement shall continue in full force and effect following the execution of this Agreement and the Management Agreement and issuance and delivery of the Shares.

     19.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon Fountainhead and Ridgewood, their successors and assigns. This Agreement may not be assigned by Ridgewood without the prior written consent of Fountainhead. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

     20.  Entire Agreement.  This Agreement, together with the Management
          ----------------
Agreement, sets forth the entire agreement between the parties as to the subject matter of this Agreement and supersedes all prior agreements, commitments, representations, writings and discussions between them, whether written or oral, with respect to the subject matter hereof. Except as otherwise expressly provided in this Agreement, this Agreement may not be amended or terminated except in writing and signed by the proper and duly authorized representative of the party to be bound thereby.

     21.  Waivers.  No party shall be deemed to have waived any right, power or
          -------
privilege under this Agreement or any provision hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions nor in any way affect the validity of this Agreement or any part thereof, or the right of any party to thereafter enforce each and every such provision.

     22.  Severability.  If any provision of this Agreement or its application
          ------------
to any person or circumstance is adjudged invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby; provided, however, that if any provision or application hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of this Agreement including the invalid or unenforceable provision.

     23.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Georgia, except the rules relating to conflicts of laws.

     24.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed  an original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              RIDGEWOOD HOTELS, INC.


                              By: /s/ N. Russell Walden
                                 ---------------------------------
                                 Name:  N. Russell Walden
                                      ----------------------------
                                 Title: President
                                       ---------------------------


                              FOUNTAINHEAD DEVELOPMENT
                                    CORP., INC.


                              By: /s/ Donald Panoz
                                 ---------------------------------
                              Name:  Donald Panoz
                                   -------------------------------
                              Title: Chairman
                                    ------------------------------

                                   EXHIBIT A



                               Managed Properties
                               ------------------

Chateau Elan
(The Lodge Spa and Conference Facilities)

                             DISCLOSURE SCHEDULES

                                      OF
                            RIDGEWOOD HOTELS, INC.


                     PROVIDED PURSUANT TO AND AS A PART OF
                                 AN AGREEMENT
                                BY AND BETWEEN


                     FOUNTAINHEAD DEVELOPMENT CORP., INC.


                                     and
                            RIDGEWOOD HOTELS, INC.




                         DATED AS OF JANUARY 10, 2000
                               (the "Agreement")




Unless the context otherwise requires, all capitalized terms in the following Disclosure Schedules shall have the meanings defined in the Agreement.

                                  SCHEDULE 13

                                  LITIGATION

See Schedule 17.

                                  SCHEDULE 15

                            MATERIAL ADVERSE CHANGE

None.

                                  SCHEDULE 17

                               DERIVATIVE ACTION


The case entitled William N. Strassburger v. Michael M. Early, Luther A.
                  ------------------------------------------------------
Henderson, John C. Stiska, N. Russell Walden, and Triton Group, Ltd.,
---------------------------------------------------------------------
defendants, and Ridgewood Properties, Inc., nominal defendant, C.A. No. 14267,
--------------------------------------------------------------
Delaware Chancery Court, Newcastle County, remains pending. On March 19, 1998, the Court dismissed all class claims, leaving only the derivative claims remaining for trial. The case was tried to Vice Chancellor Jacobs during the period February 1-3, 1999. All post-trial briefing and oral argument has been concluded, and the case has been submitted for decision by the Court.